    REGISTRATION NO. 333-_____
                                       AS FILED WITH THE SECURITIES AND EXCHANGE
                                                  COMMISSION ON JANUARY 26, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         LEEDS FEDERAL BANKSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         FEDERAL                                     TO BE APPLIED FOR
(State of Incorporation)                     (IRS Employer Identification No.)

                            1101 MAIDEN CHOICE LANE
                           BALTIMORE, MARYLAND 21229
                    (Address of Principal Executive Offices)

                              --------------------

                           LEEDS FEDERAL SAVINGS BANK
                      AND LEEDS FEDERAL BANKSHARES, M.H.C.
                        1994 INCENTIVE STOCK OPTION PLAN

                          LEEDS FEDERAL SAVINGS BANK
                     AND LEEDS FEDERAL BANKSHARES, M.H.C.
                            1994 STOCK OPTION PLAN
                            FOR OUTSIDE DIRECTORS
                          (Full Title of the Plans)

                                   Copies to:

           Gordon E. Clark                              Kenneth R. Lehman, Esquire
President and Chief Executive Officer                    Edward A. Quint, Esquire
   Leeds Federal Bankshares, Inc.                  Luse Lehman Gorman Pomerenk & Schick
      1101 Maiden Choice Lane                           A Professional Corporation
      Baltimore, Maryland 21229                       5335 Wisconsin Ave., N.W., #400
           (410) 242-1234                                Washington, D.C.  20015
                                                              (202) 274-2000
    (NAME, ADDRESS AND TELEPHONE
     NUMBER OF AGENT FOR SERVICE)

                              --------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                              --------------------

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------
           Title of                                     Proposed               Proposed
          Securities               Amount               Maximum                Maximum              Amount of
             to be                 to be             Offering Price           Aggregate            Registration
          Registered           Registered (1)          Per Share            Offering Price             Fee
-----------------------------------------------------------------------------------------------------------------
     Common Stock, par
     value $1.00 per        90,000 shares (2)          $7.92(3)                  $712,800                $211
     share

     Common Stock, par
     value $1.00 per share  72,000 shares (4)          $7.92(3)                   570,240                 169

            Total:         162,000 shares                                      $1,283,040                $380
                           ==============                                      ==========                ====




    ---------------
    (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Incentive Stock Option Plan (the "1994 Incentive and Stock Option Plan") and the Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Stock Option Plan for Outside Directors (the "1994 Directors Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Leeds Federal Bankshares, Inc. pursuant to 17 C.F.R. Section 230.416(a).

    (2) Represents the number of shares currently reserved for issuance underlying options which have already been granted pursuant to the 1994 Incentive Stock Option Plan.

   (3)  Determined by the exercise price of the options pursuant to 17 C.F.R.
        Section 230.457(h)(1).

    (4) Represents the number of shares currently reserved for issuance underlying options which have already been granted pursuant to the 1994 Directors Plan.

                                -------------------------

            This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R.
    Section 230.462.

PART I.

ITEMS 1 AND 2.  PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN
                ANNUAL INFORMATION

        This Registration Statement relates to the registration of 162,000 shares of Common Stock of Leeds Federal Bankshares, Inc. (the "Company") reserved for issuance and delivery upon the exercise of options under the 1994 Incentive Stock Option Plan and the 1994 Directors Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1994 Incentive Stock Option Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        All documents filed by the Company pursuant to Sections 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Generally, federal regulations define areas for indemnity coverage for federal savings associations, and proposed federal regulations define areas for indemnity coverage for federal MHC subsidiary holding companies, as follows:

                 (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the institution shall be indemnified by the institution for:

                         (i) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

                         (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

                         (iii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

                 (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subsection are met:

                         (i)      The institution shall make the
                 indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                         (ii)     The institution shall make the
                 indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of duty, only if a majority of the directors of the institution determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the institution or its members.

                 (c)     As used in this paragraph:

                         (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                         (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

                         (iii)    "Final Judgment" means a judgment,
                 decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                         (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  LIST OF EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference into this Registration Statement on Form S-8:

        4.1 Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Incentive Stock Option Plan

        4.2 Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Stock Option Plan for Outside Directors

        5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

        23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

        23.2     Consent of KPMG Peat Marwick LLP.

        99.1 Annual Report on Form 10-KSB of Leeds Federal Savings Bank for the fiscal year ended June 30, 1997.

        99.2 Quarterly Report on Form 10-QSB of Leeds Federal Savings Bank for the fiscal quarter ended September 30, 1997.

ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1994 Incentive Stock Option Plan of the 1994 Directors Plan; and

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 21st day of January, 1998.

                                    LEEDS FEDERAL BANKSHARES, INC.


                                    By:     /s/ Gordon E. Clark
                                            ----------------------------------
                                            Gordon E. Clark, President and
                                               Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned Directors of Leeds Federal Bankshares, Inc.
severally constitute and appoint Gordon E. Clark with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Gordon E. Clark may deem necessary or advisable to enable Leeds Federal Bankshares, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994
Incentive Stock Option Plan and the Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Stock Option Plan for Outside Directors, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gordon E. Clark shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:  /s/ Gordon E. Clark                               By:     /s/ Kathleen G. Trumpler
     ------------------------------------------                ----------------------------------------------
     Gordon E. Clark, President and                            Kathleen G. Trumpler, Treasurer
     Chief Executive Officer                                   (Principal Financial and Accounting Officer)
     (Principal Executive Officer)

Date:        January 21, 1998                                   Date:   January 21, 1998


By:  /s/ John F. Amer                                  By:      /s/ Marguerite E. Wolf
     ------------------------------------------                 ---------------------------------------------
     John F. Amer, Chairman                                     Marguerite E. Wolf, Vice Chairman

Date:        January 21, 1998                                   Date:   January 21, 1998


By:  /s/ John F. Doyle                                 By:      /s/ Raymond J. Hartman
     ------------------------------------------                 ---------------------------------------------
     John F. Doyle, Director                                    Raymond J. Hartman,  Director

Date:        January 21, 1998                                   Date:   January 21, 1998


By:  /s/ Joan H. McCleary
     ------------------------------------------
     Joan H. McCleary, Director

Date:        January 21, 1998

                                 EXHIBIT INDEX


Exhibit Number                         Description
--------------                         -----------
     4.1              Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Incentive Stock
                      Option Plan

     4.2              Leeds Federal Savings Bank and Leeds Federal Bankshares, M.H.C. 1994 Stock Option
                      Plan for Outside Directors

     5                Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation
                      as to the legality of the Common Stock registered hereby.

     23.1             Consent of Luse Lehman Gorman Pomerenk & Schick,
                      A Professional Corporation (contained in the opinion included as Exhibit 5)

     23.2             Consent of KPMG Peat Marwick LLP.

     99.1             Annual Report on Form 10-KSB of Leeds Federal Savings Bank for the fiscal year ended June 30, 1997.

     99.2             Quarterly Report on Form 10-QSB of Leeds Federal Savings Bank for the fiscal quarter ended September 30,
                      1997.